CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 23, 2013

Date of Report

(Date of Earliest Event Reported)

DYNARESOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30371	94-1589426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Suite 744 East Tower, Irving, Texas 75039

(Address of principal executive offices (zip code))

(972) 868-9066

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting Results

On August 23, 2013, DynaResource, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders voted on the election of directors and the other proposals described in the Company’s Proxy Statement as filed on Schedule 14A on July 24, 2013. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted on are set forth below.

1. Election of Class I Directors. At the Annual Meeting, the holders of Series A Preferred Stock were eligible to vote for the Class I Directors and elected each Class I director nominee to the Board of Directors by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
K. W.Diepholz	1,000	0	0
Charles Smith	1,000	0	0
Dr. Jose Vargas Lugo	1,000	0	0

2. Election of Class II Directors. At the Annual Meeting, the holders of common stock were eligible to vote for the Class II Directors and elected each Class II director nominee to the Board of Directors by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Keith Brogoitti	6,504,277	2,884	1,200,689
Melvin E Tidwell	6,489,224	18,037	1,200,689

3. Advisory Vote on Executive Compensation. The shareholders approved, on an advisory, non-binding basis, the Company’s executive compensation by the following vote:

Votes For	Votes Withheld	Broker Non-Votes
6,402,110	105,051	1,200,689

4. Advisory Vote on Frequency of Shareholder Advisory Vote on Executive Compensation. The shareholders approved, on an advisory, non-binding basis, the frequency of an advisory vote on the Company’s executive compensation by the following vote:

One Year	Two Years	Three Years	Broker Non-Votes
6,077,378	351,725	55,548	1,200,689

All vote counts above have been rounded to the nearest whole share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.

By:   /s/  K.W. Diepholz

Name: K. W. Diepholz

Title:   Chairman and CEO

Dated:  August 30, 2013

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